Exhibit 21.1
RideNow Group, Inc.
Subsidiaries
(as of December 31, 2025)

Subsidiary Name	Jurisdiction	DBA’s
America’s Powersports, Inc.	Delaware
APS Austin Holdings, LLC	Texas
APS of Georgetown, LLC	Delaware	Central Texas PowerSports
Ride Now Georgetown
RideNow Georgetown
RideNow Powersports
RideNow Powersports Georgetown
APS of Ohio, LLC	Delaware	Powder Keg Harley-Davidson
APS of Oklahoma LLC	Delaware	Fort Thunder Harley-Davidson
APS of Texas LLC	Delaware	Central Texas Harley-Davidson Round Rock
RideNow Powersports
APS Texas Holdings, LLC	Texas
AutoSport USA, Inc.	Delaware
Bayou Motorcycles, LLC	Louisiana
BJ Motorsports, LLC	Nevada	RideNow Powersports on Boulder
C&W Motors, Inc.	Arizona	Indian Motorcycle of Chandler
RideNow Euro
RideNow Powersports
RideNow Powersports Chandler
RideNow Powersports Goodyear
Victory BMW
FL C & W Motors, Inc.
CMG Powersports, Inc.	Delaware
Coyote Motorsports-Allen, Ltd.	Texas	Black Gold Harley-Davidson
RideNow Powersports
Harley-Davidson of Dallas
Coyote Motorsports-Garland, Ltd.	Texas	Dallas Harley-Davidson
RideNow Powersports
DHD Allen, L.L.C.	Texas
DHD Garland, LLC	Texas
DLV Motorcycles, LLC	Nevada	Ducati Las Vegas
EA Powersports Hurst LLC	Texas
East Valley Motorcycles, LLC	Arizona	Chandler Harley-Davidson
Scorpion Harley-Davidson
ECHD Motorcycles, LLC	California
Fort Thunder 355 Holdings, Inc.	Delaware
FPS RE Athens, LLC	Delaware
FPS RE Burleson, LLC	Texas
FPS RE McDonough, LLC	Texas
FPS RE McKinney, LLC	Texas
Freedom Powersports, LLC	Texas	BMW Motorcycles of Forth Worth
powersportspartsmart.com
RideNow Powersports
RideNow Powersports FortWorth North
RideNow Powersports Hurst
RideNow Powersports Weatherford

Subsidiary Name	Jurisdiction	DBA’s
Freedom Powersports Canton, LLC	Delaware	RideNow Powersports Canton
Freedom Powersports Dallas, LLC	Texas	RideNow Powersports
RideNow Powersports Dallas
Freedom Powersports Decatur, LLC	Texas	Freedom Powersports
RideNow Powersports
RideNow Powersports Decatur
Freedom Powersports Denton, LLC	Texas	Big Tex Indian
RideNow Powersports
RideNow Powersports Denton
Freedom Powersports Farmers Branch, LLC	Texas
Freedom Powersports Fort Worth, LLC	Texas	RideNow Powersports
RideNow Powersports Fort Worth
Freedom Powersports Huntsville, LLC	Alabama	RideNow Huntsville
RideNow Powersports Huntsville
Rocket City Indian Motorcycle
Freedom Powersports Johnson County, LLC	Texas
Freedom Powersports Lewisville LLC	Texas	RideNow Powersports
RideNow Powersports Lewisville
Freedom Powersports McDonough, LLC	Delaware	BMW Motorcycles McDonough
RideNow Powersports McDonough
Freedom Powersports McKinney LLC	Texas	Freedom Powersports
Republic of Texas Indian Motorcycle
RideNow Powersports
RideNow Powersports McKinney
Freedom Powersports Real Estate LLC	Texas	FPS RE Lewisville, LLC
Fun Center 355 Holdings, Inc.	Delaware
Georgetown 355 Holdings, Inc.	Delaware
Glendale Motorcycles, LLC	Arizona	Arrowhead Harley-Davidson
Roadrunner Harley-Davidson
INDTUC, LLC	Arizona	Indian Motorcycle Tucson
IOT Motorcycles, LLC	Arizona	Sin City Indian Motorcycle
JJB Properties, L.L.C.	Arizona	RideNow Powersports Surprise
Metro Motorcycle, Inc.	Arizona	RideNow Powersports Peoria
Indian Motorcycle Peoria
NextGen Pro, LLC	Delaware
North County 355 Holdings, Inc.	Delaware
Powder Keg 355 Holdings, Inc.	Delaware
RHND Ocala, LLC	Florida	War Horse Harley-Davidson
RideNow Experience LLC	Delaware
Ride Now 5 Allen, LLC	Texas	RideNow Powersports
RideNow Powersports Forney
Ride Now, LLC	Nevada	RideNow Powersports on Rancho 1
RideNow Powersports on Rancho 2
Ride Now-Carolina, LLC	North Carolina	RideNow Powersports Concord
RideNow Fairfield LLC	Ohio
RideNow Fulfillment Texas LLC	Delaware
RideNow Indianapolis LLC	Delaware
RideNow Massachusetts LLC	Delaware	Revolution Road Harley-Davidson
RideNow National Holdings, LLC	Nevada
RideNow Parts LLC	Nevada
RideNow Powersports East Bay LLC	Nevada

Subsidiary Name	Jurisdiction	DBA’s
RideNow Powersports Philadelphia, LLC	Delaware
RideNow Powersports San Diego LLC	Nevada
RideNow Powersports Tallahassee LLC	Florida	RideNow Powersports Tallahassee
RideNow Powersports Temecula LLC	Nevada
RideNow Powersports Tracy LLC	Nevada
RideNow Rentals, LLC	Florida
Ride USA, L.L.C.	Florida	Indian Motorcycle of Ocala
RideNow Powersports Ocala
RMBL Express, LLC	Delaware
RMBL Missouri, LLC	Delaware
RMBL Texas, LLC	Delaware
RN Tri-Cities, LLC	Washington	Rattlesnake Mountain Harley-Davidson
Ride Now Powersports Tri-Cities
RN-Gainesville, LLC	Florida	RideNow Powersports Gainesville
RNAJ LLC	Arizona	RideNow Powersports Apache Junction
RideNow Powersports Mesa
RNKC LLC	Kansas
RNMC Daytona, LLC	Florida	Indian Motorcycle Daytona Beach
RideNow Powersports Daytona Beach
RideNow Powersports Volusia
RO Fairwinds, LLC	Florida	RideNow Powersports Beach Blvd.
ROF SPV I, LLC	Delaware
RumbleOn Dealers, Inc.	Delaware	Autosports USA
RideNow Powersports
RideNow Powersports Orlando
RideNow Sturgis
RideNow Powersports Houston
RideNow Fort Worth
RumbleOn
RideNow Orlando
RumbleOn Finance, LLC	Nevada
Rumbleon Tennessee, LLC	Delaware
San Diego House Of Motorcycles, LLC	California
TC Motorcycles, LLC	Florida	RideNow Powersports Jacksonville
Team RumbleOn, LLC	Nevada
Top Cat Enterprises, L.L.C.	Arizona	RideNow Powersports on Ina
Tucson Motorcycles, Inc.	Arizona	Harley-Davidson of Tucson
Old Pueblo Harley-Davidson
Saguaro Harley-Davidson
Tucson Motorsports Inc.	Arizona	RideNow Powersports Tucson
Wholesale Express, LLC	Tennessee
Wholesale, Inc.	Tennessee
Woods Fun Center, LLC	Texas	BMW Motorcycles of Austin
RideNow Powersports
RideNow Powersports Austin
RideNow Austin
Triumph of Austin
Woods Fun Center
YSA Motorsports, LLC	Arizona	RideNow Powersports Phoenix